                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the
    Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement            / /  Confidential, for Use of the
                                                     Commission Only (as permitted by
                                                     Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                     ULTRATECH STEPPER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                      LOGO

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 3, 1998
                            ------------------------

To the Stockholders of ULTRATECH STEPPER, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ultratech Stepper, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 3, 1998, at 10:00 a.m. local time, at the Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, CA 95035, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect three directors to serve for the ensuing two years until the expiration of their terms in 2000 and to elect one director to serve for the ensuing year until the expiration of his term in 1999, or until their successors are elected and qualified;

    2. To approve the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock thereunder from 30,000,000 shares to 40,000,000 shares;

    3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

    Only stockholders of record at the close of business on April 9, 1998 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ Arthur W. Zafiropoulo

                                          Arthur W. Zafiropoulo
                                          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                          OFFICER
                                          AND PRESIDENT

April 27, 1998
 YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            ULTRATECH STEPPER, INC.
                                3050 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1998

                            ------------------------

GENERAL

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Ultratech Stepper, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 3, 1998 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, CA 95035. These proxy solicitation materials were mailed on or about April 27, 1998 to all stockholders entitled to vote at the Annual Meeting.

VOTING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 9, 1998, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, shares of the Company's common stock, $.001 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 9, 1998.

    All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Directors are elected by a plurality vote. Proposal Two, the amendment to the Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock, requires the affirmative vote of the holders of a majority of the outstanding shares of voting capital stock. Proposal Three, the ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are deemed not to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

    You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials furnished to stockholders. The Company has retained the services of Beacon Hill Partners, Inc. ("Beacon") to assist in the solicitation of proxies. Beacon will receive a fee from the Company of approximately $2,500, plus out-of-pocket expenses. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received no later than December 21, 1998, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                     PROPOSAL ONE -- ELECTION OF DIRECTORS

GENERAL

    On July 23, 1993, the Board of Directors and stockholders of the Company approved the Company's Amended and Restated Certificate of Incorporation to provide for a classified Board of Directors consisting of two classes of directors each serving staggered two-year terms. The Amended and Restated Certificate of Incorporation became effective on October 6, 1993 and was amended in 1995 by the stockholders to give effect to an increase in the number of authorized shares of Common Stock. The Board of Directors has selected three nominees for election for the term ending upon the 2000 Annual Stockholders Meeting and one nominee for election for the term ending upon the 1999 Annual Stockholders Meeting, all of whom are current directors of the Company. The names of the persons who are nominees for director, the terms of their proposed directorship, and their positions and offices with the Company as of April 9, 1998 are set forth below. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Stockholders Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The four candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Stockholders Meeting will be elected directors of the Company, to serve for their respective terms or until their successors have been elected and qualified.

NOMINEES FOR TERM ENDING UPON THE 2000 ANNUAL STOCKHOLDERS MEETING

    ARTHUR W. ZAFIROPOULO, 58, founded the Company in September 1992. He has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since March 1993. Mr. Zafiropoulo served as President of the Company from March 1993 to March 1996 and has served as President since May 1997. Between September 1990 and March 1993, he was President of the Ultratech Stepper Division of General Signal Corporation ("General Signal"). From February 1989 to September 1990, Mr. Zafiropoulo was President of General Signal's Semiconductor Equipment Group International, a semiconductor equipment company. From August 1980 to February 1989, Mr. Zafiropoulo was President and Chief Executive Officer of Drytek, Inc., a plasma dry-etch company that he founded in August 1980, and which was sold to General Signal in 1986. From July 1987 to September 1989, Mr. Zafiropoulo was also President of Kayex, a semiconductor equipment manufacturer, which is a unit of General Signal. Mr. Zafiropoulo is a director of RF Power Products Inc., a manufacturer of advanced power supplies. In addition, Mr. Zafiropoulo is a director of Semi/Sematech, an association of U.S.-owned suppliers of equipment, materials and services to the semiconductor industry and SEMI (Semiconductor and Equipment Materials International), an international trade association.

    LARRY R. CARTER, 54, has been a Director of the Company since September 1997. Mr. Carter joined Cisco Systems, Inc. ("Cisco") in January 1995 as Vice President, Finance and Administration and Chief Financial Officer. In July 1997 he was promoted to Senior Vice President, Finance and Chief Financial Officer. Prior to joining Cisco, from July 1992 to January 1995, Mr. Carter was Vice President and Corporate Controller at Advanced Micro Devices. His career also includes four years with V.L.S.I. Technology, Inc., as Vice President, Finance and Chief Financial Officer and two years at SGS Thompson Microelectronics, Inc. as Vice President, Finance, Administration and Chief Financial Officer. He also spent 19 years at Motorola, Inc. where he held a variety of financial positions, the most recent being Vice President and Controller, M.O.S. Group. Since May 1997, Mr. Carter has served as a member of the Board of Directors of Network Appliance, Inc. Mr. Carter holds a B.S. in Business Administration/Accounting from Arizona State University.

    JOEL F. GEMUNDER, 58, has been a Director of the Company since October 1997. Mr. Gemunder has been President and a member of the Board of Directors of Omnicare, Inc., a pharmacy services provider, since July 1981. He has also served as a Director of Chemed Corporation, a specialty services company, since 1977. Mr. Gemunder holds an A.B. from the City College of New York in Business and an M.B.A. from the University of Chicago.

NOMINEE FOR DIRECTOR FOR TERM ENDING UPON THE 1999 ANNUAL STOCKHOLDERS MEETING

    TOMMY GEORGE, 58, has served as a Director of the Company since October 1997. From April 1993 through May 1997, Mr. George served as the President of Motorola SPS ("Motorola"). From June 1986 through April 1993, Mr. George served as the Assistant General Manager of Motorola. Mr. George also served as a Director at Echelon Corporation, a control network solutions provider, from April 1993 through May 1997 and has served as a Director of FSI International since January 1998.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 1999 ANNUAL STOCKHOLDERS MEETING

    GREGORY HARRISON, 64, has served as a Director of the Company since May 1993. Since 1986, he has served as President of G. Harrison & Company, a management consulting firm. From 1969 to 1986, Mr. Harrison served in various operating management positions, most recently as Vice President and Corporate Officer, at National Semiconductor Corporation.

    KENNETH LEVY, 55, has served as a Director of the Company since May 1993. Mr. Levy has served as Chairman of the Board of Directors of KLA-Tencor Corporation since May 1997. From 1975 until April 30, 1997, he was Chairman of the Board and Chief Executive Officer of KLA Instruments Corporation ("KLA"), a manufacturer of yield management semiconductor equipment, which he co-founded. Mr. Levy has also served as a Director of Integrated Process Equipment Corporation, a manufacturer of semiconductor processing equipment for chemical, mechanical, planarization and cleaning of advanced integrated circuits since May 1995 and NetWork Peripherals, Inc., a developer and manufacturer of high performance networking solutions since March 1993.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1997, the Board of Directors held five meetings and acted by unanimous written consent on five occasions. The Board of Directors has an Audit Committee and a Compensation Committee. During the respective term of his service on the Board, each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served during the past fiscal year.

    The Compensation Committee currently consists of two directors, Mr. Harrison and Mr. Gemunder. During the 1997 fiscal year, Joseph Parkinson also served on the Compensation Committee until his resignation from the Board on September 2, 1997. The Compensation Committee is primarily responsible for approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has sole and exclusive authority to administer the Company's 1993 Stock Option/Stock Issuance Plan. The Compensation Committee held five meetings during the past fiscal year and acted by unanimous written consent on eight occasions.

    The Audit Committee currently consists of two directors, Messrs. Carter and Levy, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held five meetings during the last fiscal year.

DIRECTOR COMPENSATION

    During the 1997 fiscal year, each non-employee Board member was paid an annual cash retainer fee of $10,000, received an additional $1,000 for attendance at each Board meeting and $500 for attendance at each meeting of any Board committee of which he was a member. The Company did not reimburse any non-employee Board member for expenses incurred in connection with his attendance at such Board and committee meetings.

    Pursuant to the Automatic Option Grant Program in effect under the Company's 1993 Stock Option/ Stock Issuance Plan (the "1993 Plan"), Messrs. Carter, Gemunder and George each received an option to purchase 12,000 shares of the Company's Common Stock upon their initial appointment to the Board on October 28, 1997. Each such option has an exercise price equal to the fair market value per share of Common Stock on the applicable grant date (September 4, 1997 for Mr. Carter and October 28, 1997 for Messrs. Gemunder and George). The exercise price for each option determined on such a basis is $28.75 per share. The options each have a maximum term of ten (10) years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. Each such option is immediately exercisable for all of the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares will vest as follows:
(i) fifty percent (50%) of the shares will vest upon completion of one (1) year of Board service measured from the grant date and (ii) the remaining shares will vest in three (3) successive equal annual installments upon completion of each of the next three (3) years of Board service thereafter.

    In addition, each of the non-employee Board members continuing to serve as a non-employee Board member on the date of 1997 Annual Stockholders Meeting (Messrs. Harrison and Levy) received at the time an option grant for 4,000 shares with an exercise price of $20.75 per share, the fair market value per share of the Common Stock on the grant date. Each option has a maximum term of ten (10) years measured from the grant date, subject to the earlier termination upon the optionee's cessation of Board service. The option is immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each

4,000-share grant will vest upon the optionee's completion of one (1) year of Board service measured from the grant date.

    The shares subject to each option granted under the Automatic Option Grant Program will immediately vest upon an acquisition of the Company by merger or asset sale or upon certain other changes in control or ownership of the Company. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding Common Stock, each automatic option grant may be surrendered to the Company in return for a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board recommends that the stockholders vote FOR the election of each of the above nominees.

                PROPOSAL TWO -- APPROVAL OF AN AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION

    The present capital structure of the Company authorizes 30,000,000 shares of Common Stock, par value $0.001 and 2,000,000 shares of preferred stock, par value $0.001 ("Preferred Stock"). Additionally, 350,000 shares are designated as Series A Preferred Stock, none of which are issued and outstanding. The Board believes this capital structure is inadequate for the present and future needs of the Company. Therefore the Board has unanimously approved the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 30,000,000 shares to 40,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends that the Company's stockholders approve such amendment and restatement. On April 3, 1998, 20,863,521 shares of Common Stock were issued and outstanding and 21,697,121 shares of Common Stock were outstanding on a fully diluted basis, assuming the conversion of the outstanding shares of the Company's Series A Preferred Stock and exercise of all outstanding options. In addition, the Company currently has 1,235,421 shares of Common Stock available for grant under the Company's 1993 Stock Option/Stock Issuance Plan and 268,000 shares reserved for issuance under the Company's 1995 Employee Stock Purchase Plan.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

    Authorizing an additional 10,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Common Stock for general corporate purposes. The additional authorized shares may be used for acquisitions of businesses, product lines or technologies which complement or expand the Company's current business and will also allow the Company to have Common Stock available for issuance in connection with any future designation and issuance of preferred stock convertible into Common Stock, equity financings, stock dividends or distributions, issuance of options pursuant to the Company's 1993 Stock Option/Stock Issuance Plan and issuances of Common Stock pursuant to the Company's Employee Stock Purchase Plan without further action by the stockholders. The additional Common Stock would be available for issuance by the Board from time to time without future action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or quotation system on which the Company's securities may then be listed.

    The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law or the rules of any stock exchange or quotation system on which the Company's securities may then be listed) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have a dilutive effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

VOTE REQUIRED FOR STOCKHOLDER APPROVAL

    The affirmative vote of the holders of a majority of the outstanding shares of the Company's voting capital stock is required for approval of the amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock issuable thereunder from 30,000,000 shares to 40,000,000 shares.

RECOMMENDATION

    The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment and restatement of the Company's Restated Certificate of Incorporation.

             PROPOSAL THREE -- RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during the fiscal year ended December 31, 1997, to serve in the same capacity for the fiscal year ending December 31, 1998, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998.

                                 OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors recommends. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of February 28, 1998 (unless otherwise stated in the footnotes) by (i) all persons who are or who may be deemed beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers (as defined below) and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                SHARES OF            PERCENTAGE OF
                                                                              COMMON STOCK        SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED(#)        OWNED (1)
------------------------------------------------------------------------  ---------------------  ---------------------
Arthur W. Zafiropoulo...................................................         1,740,719                   8.3%
  Ultratech Stepper, Inc.
  3050 Zanker Road
  San Jose, CA 95134

Daniel H. Berry (2).....................................................           267,571                   1.3%

William G. Leunis, III (3)..............................................           215,950                 *

Kenneth Levy (4)........................................................            55,800                 *

Gregory Harrison (5)....................................................             8,000                 *

Larry R. Carter (6).....................................................            12,000                 *

Joel Gemunder (7).......................................................            13,000                 *

Tommy George (8)........................................................            12,000                 *

FMR Corp................................................................         2,679,100                  12.7%
  82 Devonshire Street
  Boston, MA 02109

All current directors and executive officers as a group
(8 persons) (9).........................................................         2,325,040                  11.0%

------------------------

*   Less than one percent of the outstanding Common Stock.

(1) Percentage of ownership is based on 20,853,608 shares of Common Stock issued and outstanding on February 28, 1998. This percentage also takes into account the Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after February 28, 1998, including, but not limited to, through the exercise of options; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(1)(i) under the Securities Exchange Act of 1934, as amended.

(2) Includes 118,400 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after February 28, 1998.

(3) Includes 91,300 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after February 28, 1998.

(4) Consists of 55,800 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after February 28, 1998.

(5) Consists of 8,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after February 28, 1998.

(6) Consists of 12,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after February 28, 1998.

(7) Includes 12,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after February 28, 1998.

(8) Consists of 12,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after February 28, 1998.

(9) Includes 309,500 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after February 28, 1998.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table provides certain summary information concerning the compensation earned, by the Company's Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus for the 1997 fiscal year was in excess of $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years. With the exception of Mr. Schram, no executive officer who would otherwise have been included in such table on the basis of salary and bonus earned for the 1997 fiscal year resigned or terminated employment during that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION AWARDS
                                                        ANNUAL COMPENSATION   ------------------------------------
                                                                (2)                                  NUMBER
                                                        --------------------    RESTRICTED        OF SECURITIES       ALL OTHER
                                                         SALARY      BONUS     STOCK AWARDS    UNDERLYING OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR        ($)        ($)           ($)                (#)             ($)(3)
-------------------------------------------  ---------  ---------  ---------  ---------------  -------------------  -------------
Arthur W. Zafiropoulo (1)                         1997    310,000     16,936         0                     --             7,160
  Chairman of the Board,                          1996    314,010     76,862         0                     --            76,862
  Chief Executive Officer                         1995    212,410    119,146         0                     --           119,146
  and President

Daniel H. Berry                                   1997    178,365     10,687         0                 50,000             1,768
  Senior Vice President,                          1996    175,000     34,888         0                     --            34,888
  Sales and Service                               1995    174,774     76,825         0                     --            76,825

William G. Leunis, III                            1997    163,942      6,030         0                 50,000               567
  Senior Vice President,                          1996    150,000     29,309         0                     --            29,309
  Finance, Chief Financial                        1995    121,136     42,575         0                     --            47,575
  Officer, Secretary and
  Treasurer

James L. Schram (4)                               1997    120,285         --         0                     --                --
  Former President                                1996    242,308     59,298         0                     --                --
                                                  1995         --         --         0                     --                --

------------------------

(1) Mr. Zafiropoulo served as President of the Company until March 1996 and reassumed the position in May 1997.

(2) Includes compensation deferred by the Named Executive Officer under the Company's Section 401(k) Plan and Section 125 Cafeteria Benefit Plan.

(3) Represents for each Named Executive Officer the sum of the following two amounts: (i) the individual's allocable share of the profit-sharing contribution made by the Company to the Section 401(k) Plan for the 1997 fiscal year and (ii) 50% of the bonus earned for the 1997 fiscal year under the Company's Executive Incentive Plan but subject to deferred payout. The deferred portion will be distributed in four equal annual installments, together with interest at the prime rate during the deferral period, in each of the 1998 through 2001 calendar years, provided the Named Executive

    Officer continues in the Company's service. The amounts for each of the years 1995 through 1997 are set forth below:

                                                                                           DEFERRED PORTION
                                                                       PROFIT-SHARING        OF EXECUTIVE
                                                                       CONTRIBUTION TO      INCENTIVE PLAN
                                                                     SECTION 401(k) PLAN         BONUS
NAMED EXECUTIVE OFFICER                                                      ($)                  ($)
-------------------------------------------------------------------  -------------------  -------------------
Mr. Zafiropoulo
  1997.............................................................               0                    0
  1996.............................................................           4,168               63,802
  1995.............................................................           8,984              110,162

Mr. Berry
  1997.............................................................               0                    0
  1996.............................................................           4,168               29,331
  1995.............................................................           7,534               69,291

Mr. Leunis
  1997.............................................................               0                    0
  1996.............................................................           4,168               25,141
  1995.............................................................           5,222               37,353

Mr. Schram
  1997.............................................................               0                    0
  1996.............................................................           4,168               50,000
  1995.............................................................          --                   --

(4) Mr. Schram resigned from the Company on May 5, 1997.

STOCK OPTIONS

    The following table provides information on the option grants made to the Named Executive Officers during the fiscal year ended December 31, 1997. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                    ASSUMED ANNUAL RATES OF STOCK PRICE
                                                                                APPRECIATION
                                    INDIVIDUAL GRANTS                       FOR OPTION TERM (3)
--------------------------------------------------------------------------------------------------------
(A)                          (B)             (C)           (D)           (E)           (F)        (G)

                          NUMBER OF      % OF TOTAL
                         SECURITIES        OPTIONS
                         UNDERLYING      GRANTED TO     EXERCISE
                       OPTIONS GRANTED  EMPLOYEES IN      PRICE       EXPIRATION       5%         10%
NAME                       (#)(1)        FISCAL YEAR    ($/SH)(2)        DATE          ($)        ($)
---------------------  ---------------  -------------  -----------  --------------  ---------  ---------
Arthur W.
  Zafiropoulo........        --              --            --             --           --         --
Daniel H. Berry......        50,000            4.9%         17.50      04/24/07       550,279  1,394,523
William G. Leunis,
  III................        50,000            4.9%         17.50      04/24/07       550,279  1,394,523
James L. Schram
  (4)................        --              --            --             --           --         --

------------------------

(1) The grants to Mr. Berry and Mr. Leunis were made on April 25, 1997. Each option has a maximum term of ten (10) years measured from such grant date, subject to earlier termination upon the optionee's cessation of service with the Company. The shares subject to each option will vest and become exercisable as follows: (i) twenty-four percent (24%) of the option shares upon the optionee's completion of twelve (12) months service measured from the grant date, and (ii) the remaining shares in a series of thirty-eight
    (38) successive equal monthly installments upon the optionee's completion of each additional month of service thereafter. The shares subject to each option will immediately vest in full in the event the Company is acquired by a merger or asset sale, unless the option is assumed by the acquiring entity.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(3) There can be no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the ten (10)-year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level.

(4) Mr. Schram resigned from the Company on May 5, 1997.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning option exercises and holdings for the fiscal year ended December 31, 1997 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                   SHARES                      OPTIONS AT FISCAL YEAR        IN-THE-MONEY OPTIONS AT
                                 ACQUIRED ON     VALUE                END (#)                  FISCAL YEAR-END (3)
                                  EXERCISE      REALIZED    ----------------------------  ------------------------------
NAME                                 (#)         ($)(1)     EXERCISABLE (2) UNEXERCISABLE EXERCISABLE($) UNEXERCISABLE($)
-------------------------------  -----------  ------------  -------------  -------------  -------------  ---------------
Arthur W. Zafiropoulo..........      --            --            --             --             --              --
Daniel H. Berry................      12,500        299,750      117,600          61,600      2,180,640          140,500
William G. Leunis, III.........      --            --            90,500          61,600      1,643.383          140,500
James L. Schram (4)............      47,500        569,969       32,500         --              60,938         --

------------------------

(1) Equal to the fair market value of the securities underlying the option on the exercise date, minus the exercise price paid for those securities.

(2) Such options are immediately exercisable but subject to the repurchase by the Company of unvested shares. Vesting in the shares will occur in a series of successive equal monthly installments over the optionee's period of service.

(3) Equal to the fair market value of the securities underlying the option at fiscal year-end ($19.875 per share), less the exercise price payable for those securities.

(4) Mr. Schram resigned from the Company on May 5, 1997.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL

    None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors has the authority as plan administrator of the Company's 1993 Plan to provide for accelerated vesting of any shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers and any unvested shares actually held by those individuals under the 1993 Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs to be in effect for the Company's executive officers and administering certain other compensation programs for such individuals, subject to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") under which grants may be made to executive officers and other key employees.

COMPENSATION PHILOSOPHY

    The fundamental policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at a select group of companies with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance milestones, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

    In carrying out these objectives, the Compensation Committee takes the following factors into consideration:

    - The estimated level of compensation paid to executive officers in similar positions by other companies within and outside the Company's industry which compete with the Company for executive personnel.

    - The individual performance of each executive officer, together with his job knowledge and skills, demonstrated teamwork and adherence to the Company's core values.

    - The individual's level of responsibility and authority relative to other positions within the Company.

    - Corporate performance relative to competitors and business conditions and the progress of the Company in meeting financial goals and objectives.

SPECIFIC FACTORS

    The primary factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

    * BASE SALARY. The base salary levels for the executive officers was established for the 1997 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies within and outside the Company's industry with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee also relied upon specific compensation surveys for comparative compensation purposes. The Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

    * PROFIT SHARING PLAN. The Company annually distributes a profit sharing bonus to all eligible employees, including the executive officers, based on the level of the Company's operating earnings for the fiscal year in comparison to the targeted levels established by the Compensation Committee at the start of the year. One-half of the distribution is paid as a current cash bonus, and the remainder is contributed on the individual's behalf to his or her profit-sharing account under the Company's Section 401(k) Plan for subsequent distribution following his or her termination of employment. Accordingly, the bonuses under the profit sharing plan are tied solely to the Company's success in achieving the targeted levels of operating earnings. For the 1997 fiscal year, no employees, including the executive officers, received a distribution.

    * ANNUAL INCENTIVE COMPENSATION. Each executive officer may also earn an incentive bonus each fiscal year on the basis of the Company's achievement of certain performance milestones established by the Compensation Committee at the start of that year. For fiscal year 1997, the performance milestones were based on the Company's operating earnings. Accordingly, this element of executive compensation is also earned on the basis of the achievement of certain specific objectives. No executive officers received an incentive bonus for the 1997 fiscal year.

    It is the Compensation Committee's estimate (on the basis of 1997 surveys of 1996 executive compensation) that the total cash compensation earned by the Company's executive officers for the 1997 fiscal year was in the 10th percentile of the total cash compensation earned by the executive officers in comparable positions at the principal companies with which the Company competes for executive talent.

    * EQUITY INCENTIVES. Equity incentives are provided primarily through stock option grants under the 1993 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over approximately a fifty-month period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

    The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee will also take into account the executive officer's existing holdings of the Company's Common Stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

    Because of Mr. Zafiropoulo's significant holdings of the Company's Common Stock by reason of the restricted stock issuances and stock option grants made to him prior to the completion of the initial public offering of the Company's Common Stock, the Compensation Committee did not believe it necessary to provide him with any additional equity incentives during the 1997 fiscal year. However, as set forth under

"Executive Compensation and Related Information -- Stock Options," the Compensation Committee did grant to each of Messrs. Berry and Leunis options to purchase 50,000 shares of Common Stock in the 1997 fiscal year.

CEO COMPENSATION

    In setting the compensation payable to the Company's Chief Executive Officer, Mr. Arthur W. Zafiropoulo, for the 1997 fiscal year, the Compensation Committee has sought to be competitive with the peer group companies, while at the same time tying a significant percentage of his compensation to Company performance. It is the Committee's intent to provide Mr. Zafiropoulo with a level of stability and certainty each year with respect to base salary and not to have this particular component of compensation affected to any significant degree by Company performance factors. Because the Company did not achieve the operating earnings target for the 1997 fiscal year, Mr. Zafiropoulo did not receive any profit-sharing or other incentive awards for such year. In addition, by reason of his substantial holdings of the Company's Common Stock, the Compensation Committee decided not to award Mr. Zafiropoulo any equity incentives during that year.

    For the 1997 fiscal year, the Compensation Committee believes (on the basis of 1997 surveys of 1996 executive compensation) that the total cash compensation earned by Mr. Zafiropoulo was at the 10th percentile of the total cash compensation earned by chief executive officers at the principal companies with which the Company competes for executive talent.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's 1993 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation and will therefore not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

    The Compensation Committee believes that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration which properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

              Joel F. Gemunder                               Gregory Harrison
      Member of Compensation Committee          Member and Chairman, Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

    The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment of dividends) of the Company's Common Stock assuming $100 invested as of September 29, 1993 with the cumulative total returns of the Nasdaq Stock Market Index and the Hambrecht & Quist Semiconductor Index.

                COMPARISON OF CUMULATIVE TOTAL RETURNS (1)(2)(3)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 ULTRATECH STEPPER,
                        INC.            THE NASDAQ STOCK MARKET (US)   HAMBRECHT & QUIST SEMICONDUCTOR INDEX
Sept. 29, 1993               $100.000                        $100.000                                $100.000
Dec. 31, 1993                 $98.000                        $101.986                                 $88.753
Mar. 31, 1994                $136.000                         $97.680                                $100.273
Jun. 30, 1994                $102.667                         $93.113                                 $94.203
Sept.30, 1994                $192.000                        $100.822                                $102.949
Dec.31, 1994                 $202.667                         $99.672                                $108.696
Mar. 31, 1995                $259.333                        $108.361                                $131.325
Jun. 30, 1995                $376.000                        $124.292                                $184.732
Sept.30, 1995                $450.667                        $139.263                                $208.774
Dec. 31, 1995                $274.667                        $140.962                                $151.693
Mar. 31, 1996                $188.000                        $147.537                                $143.263
Jun. 30, 1996                $200.000                        $159.560                                $137.308
Sept.30, 1996                $196.000                        $165.254                                $155.870
Dec. 31, 1996                $253.333                        $173.376                                $196.459
Mar. 31, 1997                $236.000                        $163.979                                $220.798
Jun. 30, 1997                $244.000                        $194.036                                $249.004
Sept.30, 1997                $362.667                        $226.859                                $311.285
Dec. 31, 1997                $212.000                        $212.755                                $207.191

------------------------

(1) The graph covers the period from September 29, 1993, the date the Company's initial public offering commenced, through the fiscal year ended December 31, 1997.

(2) No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH MIGHT INCORPORATE FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, NEITHER THE PRECEDING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION NOR THE STOCK PRICE PERFORMANCE GRAPH WILL BE INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS, NOR WILL SUCH REPORT OR GRAPH BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

                              CERTAIN TRANSACTIONS

    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. In addition, each director and officer of the Company has entered into a separate indemnification agreement with the Company.

    The Board of Directors has adopted a policy that all material transactions with affiliates will be on terms no less favorable to the Company than those available from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons who are the beneficial owners of more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than ten percent beneficial stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it and written representations from reporting persons for the 1997 fiscal year, the Company believes that all of the Company's executive officers, directors and greater than ten percent beneficial stockholders complied with all applicable
Section 16(a) filing requirements for the 1997 fiscal year, except that Mr. Carter was late in filing a Form 3 relating to his appointment to the Board of Directors on September 4, 1997 and a Form 4 relating to his receipt on September 4, 1997 of an option to purchase 12,000 shares of the Company's Common Stock. The Form 3 and Form 4 reports were filed on October 24, 1997 and October 27, 1997, respectively.

                                 ANNUAL REPORT

    A copy of the Annual Report of the Company for the fiscal year ended December 31, 1997 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Except for "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, the Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                          The Board of Directors of
                                          Ultratech Stepper, Inc.

Dated: April 27, 1998

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                           ULTRATECH STEPPER, INC.
                            A Delaware corporation
                      (Pursuant to Sections 242 and 245
                   of the Delaware General Corporation Law)


          ULTRATECH STEPPER, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, originally incorporated on September 21, 1992, under the name UTS Acquisition Corporation, hereby certifies as follows:

          ONE: The Amended and Restated Certificate of Incorporation of said corporation shall be further amended to read in full as follows:

                                  ARTICLE I

          The name of the corporation is Ultratech Stepper, Inc.

                                  ARTICLE II

          The address of the registered office of this corporation in the State of Delaware is 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

          This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Twenty Million (20,000,000), par value $0.001 per share, and the number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), par value $0.001 per share.

          The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                  ARTICLE V

          Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the Bylaws of this corporation.

                                  ARTICLE VI

          At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the corporation shall be divided into two classes as nearly equal in size as is practicable, hereby designated Class I and Class II. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders and the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I and Class II directors shall be those directors so nominated and elected at the next annual meeting of stockholders after the filing of this Amended and Restated Certificate of Incorporation. At each annual meeting of stockholders thereafter, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the second succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

          The number of directors which constitute the whole board of directors of the corporation shall be designated in the bylaws of the corporation. Vacancies occurring on the board of directors for any reason may be filled by vote of a majority of the remaining members of the board of directors, although less than a quorum, at any meeting of the board of directors. A person so elected by the board of directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the corporation and until his or her successor shall have been duly elected and qualified.

                                 ARTICLE VII

          Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                 ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                  ARTICLE IX

          A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) under
Section 174 of the Delaware General Corporation Law, or (iii) for any transaction from which the director derived any improper personal benefit.
If the Delaware General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

          Any repeal or modification of the foregoing provisions of this
Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

                                  ARTICLE X

          No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  ARTICLE XI

          This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   * * * *

          TWO: The Amended and Restated Certificate of Incorporation as set forth above has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, ULTRATECH STEPPER, INC. has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 30th day of September, 1993.

                                          ULTRATECH STEPPER, INC.


                                          /s/ Arthur W. Zafiropoulo
                                          -------------------------------------
                                          Arthur W. Zafiropoulo, President


ATTEST


/s/ William G. Leunis, III
-------------------------------------
William G. Leunis, III, Secretary

               CERTIFICATE OF AMENDMENT OF THE AMENDED AND
                 RESTATED CERTIFICATE OF INCORPORATION OF
                         ULTRATECH STEPPER, INC.



     Ultratech Stepper, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is a follows:

     RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article IV thereof so that, as amended, said provision shall be and read in its entirety as follows:

                              ARTICLE IV

     This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Thirty Million (30,000,000), par value $0.001 per share, and the number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), par value $0.001 per share.

     The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the divided rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the President and the Secretary of the Corporation this 17th day of May, 1995.


                                       ULTRATECH STEPPER, INC.


                                       By: /s/ Arthur W. Zafiropoulo
                                           ----------------------------------
                                           Arthur W. Zafiropoulo, President



ATTEST:


By: /s/ William G. Leunis, III
    -------------------------------
    William G. Leunis, III,
    Secretary

                          CERTIFICATE OF DESIGNATION

                                      of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      of

                            ULTRATECH STEPPER, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                      -----------------------------------

     Ultratech Stepper, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on January 28, 1997:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Series A Junior Participating Preferred Stock:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be Three Hundred Fifty Thousand (350,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation which are convertible into Series A Preferred Stock.

     Section 2.   DIVIDENDS AND DISTRIBUTIONS.

           (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of the Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
     Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

           (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

           (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

           (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  CERTAIN RESTRICTIONS.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;
     or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made
(1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred
Stock unless, prior thereto, the holders of shares of Series A Preferred
Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A
Preferred Stock shall be enti-tled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series
A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chairman, President and Chief Executive Officer and attested to by its Secretary this 13th day of February, 1997.

                                 /s/Arthur W. Zafiropoulo
                                 ----------------------------
                                 Name: Arthur W. Zafiropoulo
                                 Title:  Chairman, President and
                                         Chief Executive Officer


Attest:

/s/William G. Leunis, III
--------------------------
William G. Leunis, III
Secretary

                  CERTIFICATE OF AMENDMENT OF THE AMENDED AND
                   RESTATED CERTIFICATE OF INCORPORATION OF
                            ULTRATECH STEPPER, INC.



     Ultratech Stepper, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

     RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article IV thereof so that, as amended, said provision shall be and read in its entirety as follows:

                                 ARTICLE IV

     This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Forty Million (40,000,000), par value $0.001 per share, and the number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), par value $0.001 per share.

     The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the divided rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the President and the Secretary of the Corporation this _____ day of April, 1998.

                                       ULTRATECH STEPPER, INC.


                                       By:
                                           ------------------------------------
                                           Arthur W. Zafiropoulo, President


ATTEST:


By:
    -------------------------------
    William G. Leunis, III,
    Secretary